Exhibit 99.1

nCino Reports Second Quarter Fiscal Year 2025 Financial Results
•Total Revenues of $132.4M, up 13% year-over-year
•Subscription Revenues of $113.9M, up 14% year-over-year
•GAAP Operating Margin of (6)%, up ~650 basis points year-over-year
•Non-GAAP Operating Margin of 15%, up ~500 basis points year-over-year
WILMINGTON, N.C., August 27, 2024 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking for the global financial services industry, today announced financial results for the second quarter of fiscal year 2025, ended July 31, 2024.
"We are pleased to report that we again exceeded quarterly guidance for total and subscription revenues as well as non-GAAP operating income," said Pierre Naudé, Chairman and CEO at nCino. "In the second quarter we saw particular strength in the U.S. across both the enterprise and community & regional segments, with increased demand for solutions that span the breadth of the nCino platform including consumer lending and deposit account opening, as well as our Generative AI offering, Banking Advisor. While some macro-economic challenges persist, particularly in the U.S. mortgage market and international markets, we have a positive outlook on the second half of the year."
Financial Highlights
•Revenues: Total revenues for the second quarter of fiscal 2025 were $132.4 million, a 13% increase from $117.2 million in the second quarter of fiscal 2024. Subscription revenues for the second quarter were $113.9 million, up from $99.9 million one year ago, an increase of 14%.
•Income (Loss) from Operations: GAAP loss from operations in the second quarter of fiscal 2025 was $(7.9) million compared to $(14.8) million in the same quarter of fiscal 2024. Non-GAAP operating income in the second quarter of fiscal 2025 was $19.3 million compared to $11.2 million in the second quarter of fiscal 2024.
•Net Income (Loss) Attributable to nCino: GAAP net loss attributable to nCino in the second quarter of fiscal 2025 was $(11.0) million compared to $(15.9) million in the second quarter of fiscal 2024. Non-GAAP net income attributable to nCino in the second quarter of fiscal 2025 was $15.8 million compared to $9.9 million in the second quarter of fiscal 2024.
•Net Income (Loss) Attributable to nCino per Share: GAAP net loss attributable to nCino in the second quarter of fiscal 2025 was $(0.10) per basic and diluted share compared to $(0.14) per basic and diluted share in the second quarter of fiscal 2024. Non-GAAP net income attributable to nCino in the second quarter was $0.14 per diluted share compared to $0.09 per diluted share in the second quarter of fiscal 2024.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of July 31, 2024, was $1.041 billion, compared with $928.6 million as of July 31, 2023, an increase of 12%. RPO expected to be recognized in the next 24 months was $698.3 million, an increase of 10% from $636.2 million as of July 31, 2023.
•Cash: Cash, cash equivalents, and restricted cash were $126.8 million as of July 31, 2024. During the second quarter, the Company repaid $15 million on its revolving credit facility.

Recent Business Highlights
•Extended partnership with ABN AMRO, a Top 25 European Bank: As a result of the successful project and go-live, nCino and ABN AMRO have extended their partnership. By implementing nCino, ABN AMRO is unlocking added business value through enhanced collateral management and consolidating multiple legacy systems into one platform, unifying its end-to-end lending process for both customers and employees.
•Completed Banking Advisor add-on with an approximately $45 billion-asset bank: A bank using nCino for Commercial lending, Mortgage POS, and multiple solutions powered by nIQ, including Commercial Pricing and Profitability and Automated Spreading became the first Enterprise customer to add Banking Advisor.
•Signed largest bank customer to date for Portfolio Analytics: An over $20B asset institution became the largest bank by asset size to expand their use of the platform from Commercial lending and Deposit Account Opening to include Portfolio Analytics for CRE stress testing.
•Extended relationship with largest client in the UK: Renewed relationship with a Top 5 European bank for an additional three years.
Financial Outlook
nCino is providing guidance for its third quarter ending October 31, 2024, as follows:
•Total revenues between $136.0 million and $138.0 million.
•Subscription revenues between $117.0 million and $119.0 million.
•Non-GAAP operating income between $21.0 million and $22.0 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.15 to $0.16.
nCino is providing guidance for its fiscal year 2025 ending January 31, 2025, as follows:
•Total revenues between $538.5 million and $544.5 million.
•Subscription revenues between $463.0 million and $469.0 million.
•Non-GAAP operating income between $87.0 million and $90.0 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.66 to $0.69.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. Through its single software-as-a-service (SaaS) platform, nCino helps financial institutions serving corporate and commercial, small business, consumer, and mortgage customers modernize and more effectively onboard clients, make loans, manage the loan lifecycle, and open accounts. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,800 financial services providers globally. For more information, visit www.ncino.com.

Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with acquisitions we undertake, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vii) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2024	July 31, 2024
Assets
Current assets
Cash and cash equivalents	$112,085	$121,410
Accounts receivable, net	112,975	78,819
Costs capitalized to obtain revenue contracts, current portion, net	10,544	11,565
Prepaid expenses and other current assets	15,171	16,957
Total current assets	250,775	228,751
Property and equipment, net	79,145	76,785
Operating lease right-of-use assets, net	19,261	15,928
Costs capitalized to obtain revenue contracts, noncurrent, net	17,425	19,137
Goodwill	838,869	908,000
Intangible assets, net	115,572	135,524
Investments	9,294	9,294
Long-term prepaid expenses and other assets	10,089	15,328
Total assets	$1,340,430	$1,408,747
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,842	$13,137
Accrued compensation and benefits	16,283	11,555
Accrued expenses and other current liabilities	10,847	7,930
Deferred revenue, current portion	170,941	172,038
Financing obligations, current portion	1,474	1,567
Operating lease liabilities, current portion	3,649	4,750
Total current liabilities	215,036	210,977
Operating lease liabilities, noncurrent	16,423	12,508
Deferred income taxes, noncurrent	3,687	11,196
Deferred revenue, noncurrent	—	569
Revolving credit facility, noncurrent	—	40,000
Financing obligations, noncurrent	52,680	51,865
Other long-term liabilities	—	2,644
Total liabilities	287,826	329,759
Commitments and contingencies
Redeemable non-controlling interest	3,428	4,133
Stockholders’ equity
Common stock	57	58
Additional paid-in capital	1,400,881	1,439,245
Accumulated other comprehensive income	996	1,407
Accumulated deficit	(352,758)	(365,855)
Total stockholders’ equity	1,049,176	1,074,855
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,340,430	$1,408,747

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2024	2023	2024
Revenues
Subscription	$99,897	$113,911	$197,237	$224,317
Professional services and other	17,339	18,492	33,671	36,173
Total revenues	117,236	132,403	230,908	260,490
Cost of revenues
Subscription	29,719	33,367	58,876	65,147
Professional services and other	18,328	20,564	35,359	39,964
Total cost of revenues	48,047	53,931	94,235	105,111
Gross profit	69,189	78,472	136,673	155,379
Gross margin %	59%	59%	59%	60%
Operating expenses
Sales and marketing	32,164	31,713	62,105	59,758
Research and development	29,889	34,271	58,084	64,252
General and administrative	21,930	20,394	39,905	42,938
Total operating expenses	83,983	86,378	160,094	166,948
Loss from operations	(14,794)	(7,906)	(23,421)	(11,569)
Non-operating income (expense)
Interest income	835	321	1,372	926
Interest expense	(1,044)	(1,835)	(2,423)	(3,312)
Other income (expense), net	469	150	(313)	(594)
Loss before income taxes	(14,534)	(9,270)	(24,785)	(14,549)
Income tax provision (benefit)	1,545	1,753	2,938	(1,229)
Net loss	(16,079)	(11,023)	(27,723)	(13,320)
Net loss attributable to redeemable non-controlling interest	(268)	(58)	(548)	(223)
Adjustment attributable to redeemable non-controlling interest	73	75	(48)	919
Net loss attributable to nCino, Inc.	$(15,884)	$(11,040)	$(27,127)	$(14,016)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.14)	$(0.10)	$(0.24)	$(0.12)
Weighted average number of common shares outstanding:
Basic and diluted	112,396,716	115,180,130	112,262,527	114,694,001

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended July 31,
	2023	2024
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(27,127)	$(14,016)
Net loss and adjustment attributable to redeemable non-controlling interest	(596)	696
Net loss	(27,723)	(13,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,297	17,219
Non-cash operating lease costs	2,421	2,715
Amortization of costs capitalized to obtain revenue contracts	4,869	5,645
Amortization of debt issuance costs	92	31
Stock-based compensation	26,146	35,044
Deferred income taxes	790	(2,656)
Provision for bad debt	756	25
Net foreign currency losses (gains)	(38)	392
Loss on disposal of long-lived assets	144	30
Change in operating assets and liabilities:
Accounts receivable	18,446	37,778
Costs capitalized to obtain revenue contracts	(3,002)	(8,382)
Prepaid expenses and other assets	1,051	(2,430)
Accounts payable	(1,406)	768
Accrued expenses and other liabilities	(9,313)	(8,645)
Deferred revenue	13,772	(2,572)
Operating lease liabilities	(2,035)	(2,201)
Net cash provided by operating activities	43,267	59,441
Cash flows from investing activities
Acquisition of business, net of cash acquired	—	(90,839)
Acquisition of assets	(356)	(300)
Purchases of property and equipment	(2,464)	(786)
Net cash used in investing activities	(2,820)	(91,925)
Cash flows from financing activities
Proceeds from borrowings on revolving credit facility	—	75,000
Payments on revolving credit facility	(30,000)	(35,000)
Payments of debt issuance costs	—	(370)
Exercise of stock options	2,204	1,737
Stock issuance under the employee stock purchase plan	2,698	2,514
Principal payments on financing obligations	(564)	(722)
Net cash provided by (used in) financing activities	(25,662)	43,159
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	1,166	(1,354)
Net increase in cash, cash equivalents, and restricted cash	15,951	9,321
Cash, cash equivalents, and restricted cash, beginning of period	87,418	117,444
Cash, cash equivalents, and restricted cash, end of period	$103,369	$126,765

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$98,003	$121,410
Restricted cash included in prepaid expenses and other current assets	5,162	—
Restricted cash included in long-term prepaid expenses and other assets	204	5,355
Total cash, cash equivalents, and restricted cash, end of period	$103,369	$126,765

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs, which are primarily related to legal, consulting and other professional services fees, are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time.

•Tax Benefit Related to Acquisitions. In connection with deferred tax liabilities assumed from acquisitions, nCino may reduce the valuation allowance against deferred tax assets, resulting in a one-time tax benefit recorded in Income tax provision (benefit). We believe that the exclusion of this benefit from our non-GAAP net income attributable to nCino and non-GAAP net income attributable to nCino per share provides a more direct comparison to all periods presented.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2024	2023	2024
GAAP total revenues	$117,236	$132,403	$230,908	$260,490

GAAP cost of subscription revenues	$29,719	$33,367	$58,876	$65,147
Amortization expense - developed technology	(4,190)	(4,404)	(8,441)	(8,522)
Stock-based compensation	(485)	(793)	(799)	(1,355)
Restructuring charges	(21)	—	(39)	—
Non-GAAP cost of subscription revenues	$25,023	$28,170	$49,597	$55,270

GAAP cost of professional services and other revenues	$18,328	$20,564	$35,359	$39,964
Amortization expense - other	(83)	(83)	(165)	(165)
Stock-based compensation	(2,460)	(2,980)	(4,089)	(5,759)
Restructuring charges	(46)	—	(92)	—
Non-GAAP cost of professional services and other revenues	$15,739	$17,501	$31,013	$34,040

GAAP gross profit	$69,189	$78,472	$136,673	$155,379
Amortization expense - developed technology	4,190	4,404	8,441	8,522
Amortization expense - other	83	83	165	165
Stock-based compensation	2,945	3,773	4,888	7,114
Restructuring charges	67	—	131	—
Non-GAAP gross profit	$76,474	$86,732	$150,298	$171,180

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	59%	59%	59%	60%
Amortization expense - developed technology	4	3	4	3
Amortization expense - other	—	—	—	—
Stock-based compensation	3	3	2	3
Restructuring charges	—	—	—	—
Non-GAAP gross margin %	65%	66%	65%	66%

GAAP sales & marketing expense	$32,164	$31,713	$62,105	$59,758
Amortization expense - customer relationships	(2,167)	(2,730)	(4,335)	(5,153)
Amortization expense - trade name	(604)	(104)	(1,208)	(147)
Amortization expense - other	—	(28)	—	(44)
Stock-based compensation	(3,830)	(4,184)	(7,041)	(8,140)
Restructuring charges	(38)	—	(76)	—
Non-GAAP sales & marketing expense	$25,525	$24,667	$49,445	$46,274

GAAP research & development expense	$29,889	$34,271	$58,084	$64,252
Stock-based compensation	(4,279)	(5,286)	(7,279)	(9,512)
Restructuring charges	(131)	—	(265)	—
Non-GAAP research & development expense	$25,479	$28,985	$50,540	$54,740

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2024	2023	2024
GAAP general & administrative expense	$21,930	$20,394	$39,905	$42,938
Stock-based compensation	(4,227)	(5,596)	(6,938)	(10,278)
Acquisition-related expenses	(212)	(947)	(423)	(5,987)
Litigation expenses	(3,204)	(69)	(4,349)	(250)
Restructuring charges	(2)	—	(5)	—
Non-GAAP general & administrative expense	$14,285	$13,782	$28,190	$26,423

GAAP loss from operations	$(14,794)	$(7,906)	$(23,421)	$(11,569)
Amortization of intangible assets	7,044	7,349	14,149	14,031
Stock-based compensation	15,281	18,839	26,146	35,044
Acquisition-related expenses	212	947	423	5,987
Litigation expenses	3,204	69	4,349	250
Restructuring charges	238	—	477	—
Non-GAAP operating income	$11,185	$19,298	$22,123	$43,743

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(13)%	(6)%	(10)%	(4)%
Amortization of intangible assets	6	6	6	5
Stock-based compensation	13	14	11	13
Acquisition-related expenses	—	1	—	2
Litigation expenses	3	—	2	—
Restructuring charges	—	—	—	—
Non-GAAP operating margin %	10%	15%	10%	17%

GAAP net loss attributable to nCino, Inc.	$(15,884)	$(11,040)	$(27,127)	$(14,016)
Amortization of intangible assets	7,044	7,349	14,149	14,031
Stock-based compensation	15,281	18,839	26,146	35,044
Acquisition-related expenses	212	947	423	5,987
Litigation expenses	3,204	69	4,349	250
Restructuring charges	238	—	477	—
Tax benefit related to acquisition	—	—	—	(3,609)
Income tax effect on non-GAAP adjustments	(225)	(454)	(379)	(793)
Adjustment attributable to redeemable non-controlling interest	73	75	(48)	919
Non-GAAP net income attributable to nCino, Inc.	$9,943	$15,785	$17,990	$37,813

Basic and diluted GAAP net loss attributable to nCino, Inc. per share	$(0.14)	$(0.10)	$(0.24)	$(0.12)
Weighted-average shares used to compute basic and diluted GAAP net loss attributable to nCino, Inc. per share	112,396,716	115,180,130	112,262,527	114,694,001

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2024	2023	2024
Basic non-GAAP net income attributable to nCino, Inc. per share	$0.09	$0.14	$0.16	$0.33
Weighted-average shares used to compute basic non-GAAP net income attributable to nCino, Inc. per share	112,396,716	115,180,130	112,262,527	114,694,001

Diluted non-GAAP net income attributable to nCino, Inc. per share	$0.09	$0.14	$0.16	$0.32
Weighted-average shares used to compute diluted non-GAAP net income attributable to nCino, Inc. per share	114,549,192	116,849,057	114,336,289	116,706,457

Free cash flow
Net cash provided by operating activities	$11,964	$4,999	$43,267	$59,441
Purchases of property and equipment	(859)	(444)	(2,464)	(786)
Free cash flow	$11,105	$4,555	$40,803	$58,655
Principal payments on financing obligations[2]	(320)	(363)	(564)	(722)
Free cash flow less principal payments on financing obligations	$10,785	$4,192	$40,239	$57,933
1Columns may not foot due to rounding.
2These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
Harrison Masters
nCino
+1 910.734.7743
Harrison.masters@ncino.com
MEDIA CONTACT
Natalia Moose
nCino
Natalia.moose@ncino.com